UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

JDS UNIPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway, San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2005, the Board of Directors (“Board”) of JDS Uniphase Corporation (the “Company”) set annual base salaries for each of Mr. Michael Ricci, Senior Vice President, Components and Modules, Ms. Debora Shoquist, Senior Vice President, Operations, and Dr. Mark Sobey, Senior Vice President, Sales, each of whom was a named executive officer of the Company for the Company’s fiscal year ending June 30, 2005 (“FY 2005”), at $275,000, $285,000, and $265,000, respectively.

At the same meeting, the Board approved and established the performance targets applicable to the Company’s FY2006 Annual Incentive Plan (the “2006 AIP”), in which each of the named executive officers and other executive officers of the Company for the Company’s fiscal year ending June 30, 2006 (“FY 2006”) are participants. Under the 2006 AIP, and subject to employment on the 2006 AIP payment date and such other administrative terms and conditions as are specified in the 2006 AIP, eligible Company employees may receive a cash incentive payment based upon the Company’s achievement of certain financial performance targets and the employee’s grade within the Company’s compensation system. The business criteria selected by the Board for use under the 2006 AIP are Company revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) metrics, and for individuals working primarily within a particular reporting segment of the Company, revenue and EBITDA metrics for the reporting segment. Each individual participant also has individual performance metrics. The annualized target bonus as a percentage of base salary that the Company’s named executive officers may receive if all of the Company performance targets (and for Mr. Ricci, relevant reporting segment performance targets) are achieved, and they otherwise satisfy the requirements of the 2006 AIP, are 100% for Kevin Kennedy, the Company’s Chief Executive Officer, 75% for David Vellequette, Chief Financial Officer, 50% for Mr. Ricci and Ms. Shoquist, and 25% for Dr. Sobey. 1% of base salary may be paid to individual participants, including the Company’s named executive officers, in the event of the achievement of certain customer satisfaction improvement metrics. Achievement of these customer satisfaction metrics shall be determined by the Chief Executive Officer for all participants in the 2006 AIP except himself, and by the Board for the CEO. These annualized performance target bonuses for FY2006 reflect the same percentage of annual base salary as the annual performance target bonuses established for the preceding fiscal year by the Board of Directors except for Mr. Vellequette, whose target was revised concurrent with his promotion to Chief Financial Officer as previously reported by the Company. The actual bonus payments may be either less than or greater than these target bonus amounts depending upon whether and the extent to which the various performance metrics are achieved in FY 2006. Other executive officers of the Company are entitled to participate in the 2006 AIP on a similar basis.

The Board also adopted the Company’s FY2006 Sales Incentive Plan (“2006 SIP”), pursuant to which certain sales employees are eligible to earn cash incentive payments based upon achievement of certain performance targets, including targets based upon revenue generation, margin improvement and customer order generation. The only Company named executive officer eligible to participate in the 2006 SIP is Dr. Sobey, who is eligible to receive a target cash incentive award of 25% of Dr. Sobey’s base salary. The actual cash incentive payment to Dr. Sobey may be either less than or greater than this target bonus amounts depending upon whether and the extent to which the various performance targets are achieved in FY 2006.

The Board also approved the 2006 Executive Retention Program the (“2006 ERP”), under which each of the named executive officers and other executive officers of the Company for FY 2006 are participants, excluding Mr. Kennedy. Eligibility for cash incentive payments under the terms of the 2006 ERP are subject to achievement of certain Company EBITDA (earnings before interest, taxes, depreciation and amortization) targets, continued employment in good standing and individual performance rating metrics to be determined by the Company’s Chief Executive Officer. In each case eligibility for a cash incentive payment shall be determined following the close of a Company fiscal year. Following completion of each of the Company’s 2006 and 2007 fiscal years, Mr. Vellequette, Mr. Ricci, Ms. Shoquist and Dr. Sobey will be eligible to receive incentive cash payments of $300,000, $275,000, $275,000, and $150,000, respectively. In addition, Mr. Ricci, and Ms. Shoquist shall each be eligible to receive incentive cash payments following the completion of each of the Company’s 2008 and 2009 fiscal years in the amount of $175,000, and Dr. Sobey shall be eligible to receive an incentive cash payment following the completion of the Company’s 2008 fiscal year in the amount of $150,000. Any payments under the 2006 AIP and the 2006 SIP, and any payments to executive officers including named executive officers under similar plans that may be approved by the Board for the Company’s 2007, 2008 and 2009 fiscal years shall reduce any cash incentive payments which may become payable to eligible named executive officers and other executive officers for each such applicable fiscal years pursuant to the Company’s 2006 ERP.

The Board also adopted the 2005 Acquisition Equity Incentive Plan (“Stock Plan”). The individuals who are intended to be primary recipients of an award under the Stock Plan are employees of a business acquired by the Company as an inducement for them to accept and continue employment with the Company at the time of the completion of such acquisition. The maximum number of shares that may be granted under the Stock Plan is 16,000,000 shares of the Company’s Common Stock. Shares may be awarded by the Compensation Committee of the Board or its authorized delegee in the form of options, restricted stock, performance units or other awards permitted under the terms of the Stock Plan. Any options granted under the Stock Plan shall be non-qualified stock options for purposes of United States federal income tax law, shall have an exercise price of no less than 100% of the fair market value of the Company’s Common Stock on the date of grant and a maximum term of no more than 8 years from the date of grant. All of the shares approved for issuance under the Stock Plan have been specified by the Board to be used as inducement awards in conjunction with the Company’s acquisition of Acterna, Inc. The Stock Plan is not being submitted to the stockholders of the Company for approval since the Stock Plan complies with the requirements for exemption from such submission as set forth in the Marketplace Rules of the Nasdaq Stock Market. For additional information regarding the Stock Plan, please refer to the copy of the Stock Plan attached as an exhibit to this filing.

Additionally, the Board approved a customer satisfaction improvement incentive bonus to all eligible employees equal to 1% of each such eligible employee’s base salary. Each of the Company’s named executive officers and other executive officers employed by the Company as of the end of the Company’s 2005 fiscal year is entitled to receive this bonus, other than Mr. Vellequette.

Finally, pursuant to the terms of Mr. Kennedy’s Employment Agreement dated August 20, 2003 and the CEO Bonus Plan contained therein, the Board reviewed the performance of Mr. Kennedy against previously approved financial (including revenue, EBITDA, gross margin and operating expense targets), leadership and leadership development, and strategic objectives and approved the payment to Mr. Kennedy of a bonus of $400,000 with respect to FY 2005. This bonus includes the customer satisfaction improvement bonus discussed in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	2005 Acquisition Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2005	JDS UNIPHASE CORPORATION

	By:	/s/ CHRISTOPHER S. DEWEES
	Name:	Christopher S. Dewees
	Title:	Senior Vice President and General Counsel